UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 11, 2006 (September 7, 2006)

SUNRISE ENERGY RESOURCES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	84-0938688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

551 Fifth Avenue, Suite 2020
New York, New York	10017
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 973-0063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 7, 2006, Sunrise Energy Resources, Inc.(“Sunrise” or the "Company") and Dutchess Private Equities Fund, L.P. (“Dutchess” or the “Investor”) entered into an agreement (the " Agreement") whereby the Company will, pursuant to the terms and conditions of the Agreement, have access to a $20,000,000 (twenty million US dollars) equity line of credit. As part of the Agreement the Company is obligated to register shares of its common stock to have in reserve for issuance pursuant to the Registration Rights Agreement (the “Registration Agreement”) entered into as part of this transaction. (See exhibits attached hereto)

Pursuant to the Agreement, the Investor shall commit to purchase up to $20,000,000 (twenty million US dollars) of our common stock over the course of twenty-four (24) months. The amount that Sunrise shall be entitled to request from each purchase ("Puts") shall be equal to, at Sunrise's election, either (i) $250,000 or; (ii) two hundred percent (200%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable put notice date, multiplied by the average of the three (3) daily closing best bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by the Company. The purchase price shall be set at ninety-six percent (96%) of the lowest closing best posted bid price of the common stock during the pricing period. The pricing period shall be the five (5) consecutive trading days immediately after the put date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice. Further, the Company shall reserve the right to withdraw that portion of the "Put" that is below seventy five percent (75%) of the lowest closing bid prices for the ten (10)trading day period immediately preceding each put notice.

We are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering the shares of common stock underlying the Agreement within forty five (45) days after the closing date. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within one hundred and twenty (120) days after the filing date.

In connection with the Agreement, we paid the Investor a due diligence fee of $10,000 (Ten thousand US dollars).

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

EX-10.1	Investment Agreement between the Company and Dutchess, dated September 7, 2006
EX-10.2	Equity Line Registration between the Company and Dutchess dated September 7, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Date: September 11, 2006		/s/ Konstantin Tsiryulnikov
Konstantin Tsiryulnikov
	By:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

EX-10.1	Investment Agreement between the Company and Dutchess, dated September 7, 2006
EX-10.2	Registration Agreement between the Company and Dutchess, dated September 7, 2006